UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      Filed Pursuant to Section 13 OR 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 20, 2000
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                          U.S. FRANCHISE SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


     DELAWARE                           0-23941                  58-2361501
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(State or other jurisdiction     (Commission File Number)        (IRS Employer
 of incorporation)                                        Identification Number)


                         13 Corporate Square, Suite 250
                                Atlanta, GA 30329
                            -------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (404) 235-7463
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Item 5.  Other Events.

                  On September 20, 2000, three individual shareholders of the Corporation each filed a purported class action suit in Delaware Chancery Court, New Castle County, against Michael A. Leven, Steven Romaniello, Neal K. Aronson, Dean S. Adler, Irwin Chafetz, Douglas G. Geoga, Richard D. Goldstein, David T. Hamamoto, Jeffrey A. Sonnenfeld, Barry S. Sternlicht, and U.S. Franchise Systems Inc. (the "Corporation"). The allegations of the three complaints are identical in all material respects. The plaintiffs allege that the Company and its directors breached fiduciary and other common law duties owed to holders of Class A common stock of the Corporation by approving the Acquisition Agreement, dated as of September 18, 2000, among the Corporation and Pritzker family business interests (and the tender offer and merger contemplated under that agreement) and by terminating the Recapitalization Agreement entered into by the Company and Pritzker family business interests announced on June 2, 2000. Each complaint seeks money damages and/or injunctive relief, but no motion for an injunction or temporary restraining order has been filed. Plaintiffs also seek an accounting and an award of costs and disbursements. Management believes that the claims in the lawsuit are totally without merit and the Corporation intends to defend the suits vigorously.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        U.S. FRANCHISE SYSTEMS, INC.


Date:    September 22, 2000             By:  /s/ Stephen D. Aronson
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                                             Stephen D. Aronson
                                             Vice President and General Counsel


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